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Exhibit 24.1  Form of Power of Attorney


                                POWER OF ATTORNEY
                                -----------------


                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Ramon Harel, as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign Form 10-KSB of Scanvec-Amiable, Ltd., and any and all amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or any substitute, may do or cause to be done by virtue hereof.

                  This Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                               Date
---------                                   -----                               ----
/s/ Benjamin Givli                          Director                        March 30, 2004
____________________________________
Benjamin Givli


/s/ Yoav Doppelt                            Director                        March 30, 2004
____________________________________
Yoav Doppelt


/s/ Moti Dabi                               Director                        March 30, 2004
____________________________________
Moti Dabi


/s/ Shmulik Aran                            Director                        March 30, 2004
____________________________________
Shmulik Aran


/s/ Aliza Rotbard                           Director                        March 30, 2004
____________________________________
Aliza Rotbard


/s/ Avi Heifetz                             Director                        March 30, 2004
____________________________________
Avi Heifetz